Exhibit 23.1

[PFSJ LOGO]

Payne Falkner Smith & Jones, P.C.
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in Amendment No. 3 to the Registration Statement on Form SB-2 of Maverick Bancshares, Inc. of our report dated May 30, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/S/ Payne Falkner Smith & Jones, P.C.

Payne Falkner Smith & Jones, P.C.
Dallas, Texas
August 7, 2006

14785 Preston Road * Suite 850 * Dallas, TX 75254 * 972 / 404-1226 * Fax 972 / 404-1227